UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 4, 2017 (December 30, 2016)

Date of Report (Date of earliest event reported)

ZERO GRAVITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-55345	46-1779352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 NW Spanish River Boulevard Suite 101, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 416-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise provided in this Current Report, all references to “we,” “us,” “our,” or the “Company” refer to the Registrant, Zero Gravity Solutions, Inc.

Item 4.01     Changes in Registrant’s Certifying Accountant.

On December 30, 2016, the Company received notice from its independent registered public accounting firm, GHP Horwath, P.C. (“GHP”), that GHP has chosen not to stand for re-appointment as the Company’s auditor, and effective as of December 30, 2016, the client-auditor relationship between the Company and GHP Horwath, P.C. shall cease. The resignation of GHP was not recommended by the Company’s audit committee nor was the audit committee’s approval required.

GHP has informed us that its employees will join another independent registered public accounting firm effective January 1, 2017. The Company is currently evaluating retention of another independent registered public accounting firm, which will be subject to the approval of the Company’s audit committee.

We had engaged GHP as our independent registered public accounting firm on October 29, 2015, following the dismissal of our prior independent account, Sadler, Gibb & Associates, LLC (“Sadler Gibb”) on October 26, 2015, as disclosed in our Form 8-K filed with the Commission on November 5, 2015 (the “Sadler Gibb 8-K”). The Sadler Gibb 8-K is incorporated herein by reference.

The audit report of GHP on the Company’s financial statements for the fiscal year ended December 31, 2015 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. For related disclosure relating to the fiscal year ended December 31, 2014, refer to the Sadler Gibb 8-K.

From October 29, 2015, and subsequently through December 30, 2016, there were no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K) with GHP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GHP, would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. From October 29, 2015 and subsequently through December 30, 2016, there was one “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K, relating to disclosure of material weaknesses in the Company’s internal control over financial reporting. As previously reported in the Company’s Form 10-K filed March 30, 2016, the following control deficiency was identified that represents a material weakness as of December 31, 2015; inadequate segregation of duties due to a limited number of employees among whom duties can be allocated. The lack of segregation of duties is due to the limited resources of the Company. For related disclosure relating to the fiscal year ended December 31, 2014, and the subsequent period through October 26, 2015, refer to the Sadler Gibb 8-K.

In accordance with Item 304(a)(3) of Regulation S-K, we furnished GHP with a copy of this Form 8-K, providing GHP with the opportunity to furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K as the same pertain to GHP and, if not, stating the respect in which it does not agree. A copy of GHP’s response is filed as Exhibit 16.1 to this Report.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
16.1	Letter from GHP Horwath P.C., dated January 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zero Gravity Solutions, Inc.

Date: January 4, 2017	By:	/s/ Timothy A. Peach
Timothy A. Peach Chief Financial Officer